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                                                                      EXHIBIT 23



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference of our report, dated February 23, 1999 (except with respect to the matter discussed in Note 15, as to which the dated is March 12, l999), appearing in Metro-Goldwyn-Mayer Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998, into Metro-Goldwyn-Mayer Inc.'s previously filed Registration Statements Nos. 333-35411, 333-60903, 333-52953 and 333-60723.


                                                             ARTHUR ANDERSEN LLP


Los Angeles, California
March 29, 1999